Registration No. 333-[     ]

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SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

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WEYERHAEUSER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

STATE OF WASHINGTON (State or Other Jurisdiction of Incorporation or Organization)	91-0470860 (I.R.S. Employer Identification No.)

TACOMA, WASHINGTON                98477-2999

(Address of Principal Executive Offices)      (Zip Code)

REPLACEMENT OPTIONS ISSUED PURSUANT TO THE

PLAN OF ARRANGEMENT AMONG WEYERHAEUSER COMPANY AND

SUBSIDIARIES AND MACMILLAN BLOEDEL LIMITED

(Full Title of the Plan)

SANDY D. MCDADE Secretary Weyerhaeuser Company Tacoma, Washington 98477-2999 (Name and Address of Agent For Service) (253) 924-5272 (Telephone Number, including area code of Agent For Service)	Copies to: Claire S. Grace Weyerhaeuser Company Tacoma, Washington 98477-2999 (253) 924-5548

CALCULATION OF REGISTRATION FEE

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Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share[1]	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]
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Shares of Weyerhaeuser Common Stock, par value $1.25 per share	1,000,000 shares	$55.0625	$55,062,500	$15,307
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1 Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

2 Calculated in accordance with Rule 457(c), based on the average of the high and low prices for the common stock as reported on the New York Stock Exchange on October 27, 1999.

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PART I

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents listed in (a) through (c) below are incorporated herein by reference and all documents subsequently filed pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents:

(a) The Registrant's Annual report on Form 10-K for the fiscal year end December 27, 1998, filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act as amended; which contains audited financial statements for the Registrant's latest fiscal year.

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

(c) The description of the Registrant's Common Stock contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant's By-laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Business Corporation Act of the State of Washington (the "Act"), and any other applicable law, as from time to time in effect. Section 23B.08.510 of the Act, as amended, authorizes a court to award, or a corporation to grant, subject to certain limitations, indemnity to its directors and officers against reasonable expenses actually incurred in defending litigation against them in their capacities as directors and

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officers. This indemnity to directors and officers is sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Pursuant to section 23B.08.560 of the Act, the scope of the indemnification to the Registrant's directors and officers includes a right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) actually incurred by any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Pursuant to the Registrant's Restated Articles of Incorporation, if the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by the amended Act. The Registrant's Restated Articles of Incorporation also implements section 23B.08.320, which permits a corporation to limit the personal liability of directors to the corporation or its shareholders for monetary damages. The Registrant may also indemnify and advance expenses under RCW 23B.08.510 through 23B.08.560 to an employee or agent of the corporation who is not a director to the same extent as to a director.

The Registrant has obtained and maintains a standard form officers' and directors' liability insurance policy insuring its officers and directors against certain liabilities for certain acts or omissions while acting in their official capacity including liability under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Legality Opinion of Claire S. Grace
23.1	Consent of Attorney (included in opinion filed as Exhibit 5.1)
23.2	Consent of Arthur Andersen LLP

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to shareholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on this 29th day of October, 1999.

WEYERHAEUSER COMPANY

By: /s/ Sandy D. McDade

Sandy D. McDade

Secretary

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert A. Dowdy, Sandy D. McDade and Claire S. Grace, and each of them, as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven R. Rogel	President, Chief Executive	October 29, 1999
Steven R. Rogel	Officer and Director

/s/ William C. Stivers	Executive Vice President	October 29, 1999
William C. Stivers	and Chief Financial Officer

/s/ Kenneth J. Stancato	Vice President and Controller	October 29, 1999
Kenneth J. Stancato

/s/ W. John Driscoll	Director	October 29, 1999
W. John Driscoll

/s/ Philip M. Hawley	Director	October 29, 1999
Philip M. Hawley

/s/ Martha R. Ingram	Director	October 29, 1999
Martha R. Ingram

_____________________________	Director	October 29, 1999
Robert J. Herbold

/s/ John I. Kieckhefer	Director	October 29, 1999
John I. Kieckhefer

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Signature	Title	Date

_____________________________	Director	October 29, 1999
Arnold G. Langbo

/s/ Rt. Hon. Donald F. Mazankowski	Director	October 29, 1999
Rt. Hon. Donald F. Mazankowski

/s/ William D. Ruckelshaus	Director	October 29, 1999
William D. Ruckelshaus

/s/ Richard H. Sinkfield	Director	October 29, 1999
Richard H. Sinkfield

/s/ James N. Sullivan	Director	October 29, 1999
James N. Sullivan

_____________________________	Director	October 29, 1999
Clayton K. Yeutter

/s/ George H. Weyerhaeuser	Director	October 29, 1999
George H. Weyerhaeuser

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INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page
5.1	Legality Opinion of Claire S. Grace	9
23.1	Consent of Attorney (included in opinion filed as Exhibit 5.1)	9
23.2	Consent of Arthur Andersen LLP	11

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Exhibit 5.1

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October 29, 1999

Re: Registration on Form S-8 of Shares of Common Stock, par value of
$1.25 per share, of Weyerhaeuser Company

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), which is being filed with the Securities and Exchange Commission by Weyerhaeuser Company, a Washington corporation (the "Company") on or about October 29, 1999 (the "Registration Statement") relating to the registration of shares of Weyerhaeuser Company Common Stock (the "Shares"), which will be issued in connection with the Plan of Arrangement among the Company, Weyerhaeuser Company Limited and MacMillan Bloedel Limited.

I have examined and am familiar with the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, I am assuming the authenticity of all instruments presented to me as originals, the conformity with originals of all instruments presented to me as copies and the genuineness of all signatures.

Based upon and subject to the foregoing and giving regard to legal considerations I deem relevant, I am of the opinion that the Shares have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the issuance and sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor as contemplated in the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Claire S. Grace

Claire S. Grace

Senior Legal Counsel

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Exhibit 23.2

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 10, 1999 included (or incorporated by reference) in Weyerhaeuser Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 1998, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Seattle, Washington

October 29, 1999